FINANCING AGREEMENT

THIS AGREEMENT dated for reference July 15, 2000, is among Pacific Capital Markets Inc., a British Columbia company of 1100 Melville Street, Suite 600, Vancouver, British Columbia, V6E 4A6, and fax (604) 682-6509 ("PCMI"); and Interface E.com, Inc., a Nevada company of 711 S. Carson Street, #4, Carson City, Nevada, 89701, and fax care of (604) 664-0671("Interface"); and ViaPay Technologies Limited, a United Kingdom company of 1000 Great West Road, Brentford, Middlesex, England, TW8 9HH, and fax 44 (0)208 263 5647 ("ViaPay").

WHEREAS PCMI has agreed to finance Interface for the development of its business, which it conducts through ViaPay, its UK subsidiary, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, and the following mutual promises, the parties agree that:

                                 INTERPRETATION

1.   The definitions in the recitals are part of this agreement.

2.   In this agreement:

     a. "Acquisition Agreement" means the acquisition agreement dated for reference July 15, 2000, between Interface, Kristina Solem, Ross Ivers and Gambrook Limited.

     b. "Business Plan" means the business plan of ViaPay version 5.1 dated July 2000.

     c.   "Closing" means the date on which this agreement is signed.

     d. "Consulting Agreement" means the consulting agreement between PCMI and Interface attached as exhibit A.

     e. "Financing" means $12 million raised by the issuance of shares in the common stock of Interface at $6.00 per share under available registration exemptions.

     f. "Loan" means $1 million loaned by PCMI to Tony Horrell and $500,000 loaned to ViaPay.

     g. "Subscription Agreement" means a subscription for shares of common stock of Interface under Regulation S of the United States securities laws in the form attached as exhibit B.

     h.   "Term" means the period of time from Closing to the end of 15 August
          2001.

     i.   "$" means United States dollars unless otherwise indicated.

                                 THE TRANSACTION

The Financing

3. PCMI will arrange the Financing by delivering to Interface Subscription Agreements from qualified investors for the appropriate number of shares of Interface's common stock as set out in Table 1.

Table 1
Financing Schedule
----------------------------------------------------------------------------------------
              Number of shares  Subscription   Consulting     Loan           Net
Date          @ $6 per share    amount         Agreement      repayment      proceeds
----------------------------------------------------------------------------------------
15 Aug 2000        331,500      $ 1,989,000    $         0    $         0    $ 1,989,000
15 Sep 2000        307,500        1,845,000        500,000              0      1,345,000
15 Oct 2000        554,000        3,324,000        500,000      1,500,000      1,324,000
15 Nov 2000        486,500        2,919,000        500,000              0      2,419,000
15 Dec 2000        320,500        1,923,000        500,000              0      1,423,000
              --------------------------------------------------------------------------
                 2,000,000      $12,000,000    $ 2,000,000    $ 1,500,000    $ 8,500,000
----------------------------------------------------------------------------------------

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Financing Agreement                                                        2 / 5


4. PCMI will confirm that the proceeds of the Financing have been paid into trust with Jeffs & Company, solicitors for PCMI, with instructions to pay the net proceeds to Interface when Interface has accepted the subscription and the subscriber has received the accepted Subscription Agreement.

5. Interface, as soon as practical after it accepts the Subscription Agreements, will issue to the subscribers the required number of shares of its common stock under Regulation S of the United States securities law or other available registration exemption.

6. PCMI reserves the right to amend the schedule set out in Table 1 if Interface or ViaPay fail to provide information that PCMI requests under the Consulting Agreement.

7. Interface will advance the proceeds of the Financing to ViaPay. ViaPay will use the proceeds to develop its business as described in the Business Plan.

8. Interface and ViaPay acknowledge that PCMI requires information about Interface and ViaPay's business in order to interest prospective subscribers to the Financing. Interface and ViaPay will provide any information that PCMI reasonably requests in order to adequately inform prospective subscribers.

Market Out

9. PCMI reserves the right to terminate all of its obligations under this Agreement at any time if PCMI is of the reasonable opinion that the market conditions are not favourable for the completion or continuation of the Financing or if any event should develop that seriously affects or may seriously affect the financial markets or the business of ViaPay.

Right of First Refusal on Additional Financing

10. Interface will give PCMI the right of first refusal to arrange any additional financing for Interface. Interface will give PCMI written notice of the terms and conditions of its requirements and its proposed use of proceeds at least two months before it requires the financing. PCMI must notify Interface in writing within one month of its receipt of the notice whether it intends to exercise its right to arrange the financing. This right of first refusal ends if PCMI refuses to arrange a specific financing.

Consulting Agreement

11. Interface authorizes Jeffs & Company to pay to PCMI the amount of the Consulting Agreement from the proceeds of the Financing as set out in Table 1.

Loan to Tony Horrell and ViaPay

12. Interface and ViaPay acknowledge that ViaPay has received the proceeds of the Loan and authorize Jeffs & Company to repay the Loan to PCMI from the proceeds of the Financing on October 15, 2000, as set out in Table 1.

Financing Agreement                                                        3 / 5


Investor Relations

13. PCMI will conduct Interface's investor and public relations under the Consulting Agreement.

                              CONDITIONS PRECEDENT

14. The following conditions must be satisfied before the Financing is advanced as set out in Table 1:

     a. The representations and warranties of Interface and ViaPay must be true and correct in all material respects.

     b. Gambrook Limited, Kristina Solem and Ross Ivers must sign the Acquisition Agreement.

     c. Interface must sign the Consulting Agreement and must not be in default of any terms or conditions under the Consulting Agreement.

                               POSITIVE COVENANTS

Interface and ViaPay

15. Interface and ViaPay will immediately begin an audit of their financial statements giving effect to the reverse merger completed under the Acquisition Agreement.

16. Interface will, as soon as its financial statements have been audited, take the steps that are necessary to

     a. have its shares approved for quotation on a senior quotation medium or listed for trading on a stock exchange, and

     b. be listed in the Standard & Poor's Corporation Records with super accelerated coverage.

17. During the Term, Interface and ViaPay and their successors, by merger or other corporate reorganization, will

     a.   maintain their corporate existence,

     b. carry on their business in a proper and businesslike manner in accordance with good business practices, prudently manage their cash resources, and keep proper books of account in accordance with generally accepted accounting principles,

     c. at the end of each week, deliver to PCMI a written progress report describing any strategic or material modifications of the Business Plan,

     d. use their best efforts to complete each deliverable and milestone as set out in the Business Plan and to provide PCMI with clear, accurate and timely information concerning the status and progress of each deliverable and milestone,

     e. by the twentieth day of each month, deliver to PCMI their consolidated financial statements for the preceding month consisting of a balance sheet, statement of operations, statement of changes in shareholders' equity, and statement of cash flow, all prepared in accordance with accounting principals generally accepted in the United States, and

     f.   deliver to PCMI any other information that PCMI reasonably requests.

                               NEGATIVE COVENANTS

18. During the Term, neither Interface nor ViaPay will, without the written consent of PCMI,

Financing Agreement                                                        4 / 5


     a. authorize the issuance of or issue any of their shares or other securities except those authorized by this agreement,

     b. authorize any changes to their charter documents unless the changes are required to implement this agreement,

     c.   cause any of their assets to be encumbered, sold or transferred,

     d. grant options to their directors, officers and employees that may be exercised during the Term, or

     e. permit any of their subsidiaries and affiliates to take any of the above listed actions or cause any dilution of Interface's interest in ViaPay.

                         REPRESENTATIONS AND WARRANTIES

PCMI

19. PCMI represents and warrants that it has the experience and expertise required to negotiate and finalize the Financing and to perform the Consulting Agreement.

ViaPay

20.  ViaPay represents and warrants that:

     a.   The Business Plan truly and accurately reflects its business.

     b. It is a company formed and in good standing under the laws of United Kingdom.

     c. It has the legal capacity and authority to make and perform this agreement.

     d. It has conducted no other business except the business that is described in the Business Plan.

     e. No person has made a claim against it before any court or regulatory authority, no claims are pending or threatened, and it is not aware of any ground for any claim that might succeed.

                                OTHER PROVISIONS

21. Interface will pay all legal and other costs in connection with the making and performing of this Agreement out of the proceeds of the Financing.

22. This is the entire agreement among the parties and replaces any earlier understandings and agreements regarding financing, whether written or oral.

23.  Time is of the essence of this agreement.

24. This agreement is governed by the laws of British Columbia and must be litigated in the courts of British Columbia.

25. Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number given for the party on page 1 and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as

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Financing Agreement                                                        5 / 5

     instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party's address.

26. Neither Interface nor ViaPay may assign this agreement or any part of it to another party.

27. Any amendment of this agreement must be in writing and signed by the parties.

28. This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

29. No failure or delay of PCMI in exercising any right under this agreement operates as a waiver of the right. PCMI's rights under this agreement are cumulative and do not preclude PCMI from relying on or enforcing any legal or equitable right or remedy.

30. If any provision of this agreement is, illegal or unenforceable under any law, the remaining provisions remain legal and enforceable.

31. This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

THE PARTIES' signatures below are evidence of their agreement.

Pacific Capital Markets Inc.                    ViaPay Technologies Limited


/s/ Richard N. Jeffs                            /s/ Oliver Lacey
-------------------------------                 -------------------------------
Authorized Signatory                            Authorized Signatory
August 16, 2000                                 August 16, 2000


Interface E.com, Inc.
                                                /s/ Susan Lacey
                                                -------------------------------
/s/ Feliberto Gurat, Jr.                        Authorized Signatory
-------------------------------                 August 16, 2000
Authorized Signatory
August 18, 2000